Exhibit 10.6

Equity Pledge Agreement

This Equity Pledge Agreement (this “Agreement”) is made and entered into as of December 31, 2009 by and among:

Pledgee: AutoNavi Information Technology Co., Ltd.

Address: Room 2, 16/F Daheng Scitech Mansion, 3 Suzhou Street, Haidian District, Beijing

Pledgors:

Hou Jun: a Chinese citizen whose ID number is                      and address is at 119, Shangxie Street, Xuanwu District, Beijing;

Cheng Congwu: a Chinese citizen whose ID number is                      and address is at Room 113, 1/F, Jia 18 Beitaiping Road, Haidian District, Beijing;

Liu Dan: a Chinese citizen whose ID number is                      and address is at 75 Group 2, Shengwan Village, Yuxin Town, Tianmen City, Hubei Province;

Liu Peng: a Chinese citizen whose ID number is                      and address is at Room 2206, 2/F, Wanke Xingyuan Chaoyang District, Beijing;

Yuan Jianjun: a Chinese citizen whose ID number is                      and address is at 37, Juqing Road, West Zijiang Road, Ziyang District, Yiyang City, Hunan Province;

Xiao Jun: a Chinese citizen whose ID number is                      and address is at Room 1110, Unit 2, Building 4, 6 South Chaoyang Gongyuan Road, Chaoyang District, Beijing;

Jiang Derong: a Chinese citizen whose ID number is                      and address is at Room 401, Unit 2, Building 1, Songfangyuan, Shangdi Xili, Haidian District, Beijing;

Ye Wenzhi: a Chinese citizen whose ID number is                      and address is at Group 3, Yujiazun Neighborhood Committee, Suoxiyu Town, Wulingyuan District, Zhangjiajie City, Hunan Province.

WHEREAS:

1.	The Pledgors, i.e. Hou Jun, Cheng Congwu, Liu Dan, Lui Peng, Yuan Jianjun, Xiao Jun, Jiang Derong and Ye Wenzhi holds 26%, 25%, 16%, 6%, 6%, 10%, 6%, 5% equity interests in AutoNavi Software Co., Ltd. (“AutoNavi Software”) respectively and thus holds 100% equity interests in AutoNavi Software jointly. AutoNavi Software is a company registered in Beijing of China engaging in the business of computer system integration.

2.	The Pledgee is a wholly foreign owned enterprise registered in Beijing of China engaging in the business of research and development, computer software production, system integration, technology transfer, technology training, technology consulting, technology service, and sales of self-produced products according to law with the approval of the relevant Chinese governmental authorities. The Pledgee and AutoNavi Software have entered into Exclusive Technology Consulting and Service Agreement, Know-how License Agreement, Domain Name License Agreement, Patent License Agreement and other agreements (the “Business Agreements” collectively);

3.	In order to ensure that the Pledgee can receive technology consulting and service fee normally from AutoNavi Software owned by the Pledgors, the Pledgors pledges the entire 100% equity interests held by them in AutoNavi Software as a security for the payment of the consulting service fee, know-how license fee, domain name license fee and patent license fee under the Business Agreements.

For the purpose of performing the terms of the Business Agreements, the Pledgors and the Pledgee agree to enter into this Agreement on the terms and conditions specified below.

1.	Definitions

Except as otherwise stipulated herein, the following terms shall have the following meanings:

1.1	Pledge: means the full content of Article 2 hereunder.

1.2	Equity: means the entire 100% equity interests legally held by the Pledgors in AutoNavi Software.

1.3	Pledge Ratio: means the ratio of the value of the equity interests pledged hereunder to the aggregate sum of the consulting service fee, know-how license fee, domain name license fee and patent license fee under the Business Agreements.

1.4	Pledge Term: means the term set forth in Article 3.2 hereof.

1.5	Event of Default: means any of the events set forth in Article 7 hereof.

1.6	Notice of Default: means the notice of default to be issued by the Pledgee pursuant to this Agreement.

2.	Pledge

2.1	The Pledgors pledge the entire 100% Equity held by them in AutoNavi Software to the Pledgee as a security for the payment to the Pledgee of the consulting service fee, know-how license fee, domain name license fee and patent license fee under the Business Agreements.

2.2	The Pledge shall mean the right of the Pledgee to convert the Equity into a value agreed by the Pledgee and the Pledgors and to have priority in receiving payment of proceeds from the auction or sale of the Equity pledged by the Pledgors to the Pledgee.

3.	Pledge Ratio and Pledge Term

3.1	Pledge Ratio

3.1.1	The Pledge Ratio of the Pledge is 100%.

3.2	Pledge Term

3.2.1	The pledge of Equity hereunder shall take effect as of the date when such pledge is recorded in the shareholders’ register of AutoNavi Software or such pledge is registered with the relevant administrative authority of industry and commerce if the registration with the relevant administrative authority of industry and commerce is required by the then prevailing Chinese laws. The Pledge Term shall be the same as the longer of the terms of the Business Agreements.

3.2.2	Within the Pledge Term, the Pledgee shall have the right (but no obligation) to dispose of the Pledge in accordance with provisions of this Agreement if AutoNavi Software fails to pay the consulting service fee, know-how license fee, domain name license fee and patent license fee under the Business Agreements.

4.	Dividends

4.1	The Pledgee shall have the right to receive dividends accrued from the Equity.

5.	Representations and Warranties of the Pledgors

5.1	The Pledgors are the legal and absolute owners of the Equity.

5.2	Except as otherwise specified herein, no other party will interfere with the Pledgee at any time when the Pledgee exercises its right as the pledge pursuant to this Agreement.

5.3	Except as otherwise specified herein, the Pledgee shall have the right to dispose of and assign the Pledge in the manner set forth in this Agreement.

5.4	Other than the Pledge created in favor of the Pledgee, the Pledgors have not created any other pledge or other security interests over the Equity.

6.	Undertakings of the Pledgors

6.1	During the term of this Agreement, the Pledgors undertake to the Pledgee that each of them shall:

6.1.1	neither transfer the Equity nor create or permit to be created any pledges which may have an impact on the rights or benefits of the Pledgee without prior written consent of the Pledgee, except that the Pledgors may transfer the Equity to a person designated by the Pledgee in accordance with the Exclusive Purchase Option Agreement entered into among the Pledgors, the Pledgee and AutoNavi Software;

6.1.2	comply with and implement the provisions of all the laws and regulations in connection with the pledge of rights, present to the Pledgee within five days the notices, orders or suggestions issued or made by competent authorities with respect to the Pledge and follow such notices, orders or suggestions, or object to the foregoing matters and make statement at the reasonable request of the Pledgee or with the consent of the Pledgee;

6.1.3	notify in a timely manner the Pledgee of any events or any received notices which may affect the rights of the Pledgee in the Equity of any part thereof, and any events or any received notices which may change any of the Pledgors’ warranties and obligations under this Agreement or which may affect the Pledgors’ performance of their obligations under this Agreement.

6.2	The Pledgors agree that the Pledgee’s right to exercise the Pledge under this Agreement shall not be suspended or impaired by the Pledgors or any successors of the Pledgors or any person authorized by the Pledgors through legal procedures.

6.3	The Pledgors undertake to the Pledgee that, in order to protect or perfect the security for the payment of the consulting service fee, know-how license fee, domain name license fee and patent license fee under the Business Agreements, the Pledgors will in good faith execute, and will cause other persons having interests in the Pledge to execute all such title certificates and deeds and/or take, and will cause other persons having interests in the Pledge to take all such actions as required by the Pledgee, that it will facilitate the exercise of the rights and authorizations vested in the Pledgee under this Agreement, that it will execute with the Pledgee or such natural or legal persons as designated by the Pledgee all documents with respect to the change in the certificates of equity interests, and that it will provide all notices, orders and decisions in connection with the Pledge which the Pledgee deems necessary within a reasonable period of time.

6.4	The Pledgors undertake to the Pledgee that the Pledgors will comply with and perform all warranties, undertakings, agreements, representations and conditions for the benefit of the Pledgee. The Pledgors shall compensate the Pledgee for all the losses suffered by the Pledgee due to the failure of the Pledgors to perform, in whole or in part, its warranties, covenants, agreements, representations and conditions.

7.	Event of Default

7.1	The following events shall be deemed as Events of Default:

7.1.1	AutoNavi Software fails to pay the consulting service fee, know-how license fee, domain name license fee and patent license fee payable under the Business Agreements on a timely and full basis;

7.1.2	The Pledgors make any material misleading or fraudulent representations or warranties under Article 5 herein, and/or the Pledgors are in violation of any representations and warranties under Article 5 herein;

7.1.3	The Pledgors violate the undertakings under Article 6 herein;

7.1.4	The Pledgors violate any terms and conditions hereof;

7.1.5	The Pledgors waive the pledged Equity or any part thereof or transfer the pledged Equity or any part thereof without the prior written consent of the Pledgee, except as specified in Article 6.1.1 hereof;

7.1.6	Any third party loan, security, compensation, covenants or any other compensation liabilities of the Pledgors (1) are required to be repaid or performed prior to the scheduled date; and (2) are due but cannot be repaid or performed as scheduled, which causes the Pledgee to believe that the Pledgors’ capacity to perform the obligations hereunder is affected;

7.1.7	The Pledgors are incapable of repaying general debts or other indebtedness;

7.1.8	This Agreement becomes illegal or the Pledgors become incapable of continuing their performance of obligations hereunder due to the promulgation of related laws;

7.1.9	Any approvals, permits, licenses or authorizations from the competent governmental authorities that are necessary to perform, legalize or validate this Agreement are withdrawn, suspended, invalidated or materially amended;

7.1.10	An adverse change occurs to the property owned by the Pledgors, which causes the Pledgee to believe that the Pledgors’ capability to perform their obligations under this Agreement is affected;

7.1.11	The successor or agent of the Pledgors is unable to fully perform the payment liabilities under the Business Agreements i or refuses to perform such payment liabilities;

7.1.12	Other circumstances whereby the Pledgee is incapable of disposing of the Pledge in accordance with relevant laws and regulations.

7.2	The Pledgors shall immediately give a written notice to the Pledgee if they know or are aware that any events under Article 7.1 herein or any events that may result in the foregoing events have taken place.

7.3	Unless an Event of Default under Section 7.1 herein has been remedied to the Pledgee’s satisfaction, the Pledgee, upon the occurrence of such Event of Default or at any time thereafter, may give a written notice of default to the Pledgors and require the Pledgors to immediately make full payment of the outstanding amount under all the Business Agreements and other amounts payable or dispose of the Pledge in accordance with Article 8 herein.

8.	Exercise of the Pledge

8.1	The Pledgors may not transfer or otherwise dispose of this Pledge and any equity interests held by them in AutoNavi Software Equity without the prior written consent of the Pledgee prior to the full payment of the consulting service fee under the Business Agreements.

8.2	The Pledgee shall give a Notice of Default to the Pledgors when the Pledgee exercises the Pledge.

8.3	Subject to Article 7.3, the Pledgee may exercise the right to dispose of the Pledge simultaneously when or at any time after the Pledgee gives a Notice of Default in accordance with Article 7.3. When the Pledgee decides to exercise the right to dispose of the Pledge, the Pledgors shall cease exercising any rights relating to the Equity of AutoNavi Software and enjoying interests arising therefrom.

8.4	The Pledgee is entitled to convert the Equity, in whole or in part, into a value agreed by the Pledgee and the Pledgors and to have priority in receiving payment of proceeds from the auction or sale of the Equity pledged by the Pledgors to the Pledgeea in accordance with legal procedures until the consulting service fee and know-how license fee under the Business Agreement and other amounts payable are fully paid.

8.5	The Pledgors may not hinder the Pledgee from disposing of the Pledge in accordance with this Agreement and shall provide assistance necessary for the Pledgee to realize the Pledge.

9.	Assignment

9.1	The Pledgors shall have no right to donate or assign any of their rights and obligations under this Agreement without the prior consent of the Pledgee.

9.2	This Agreement shall be binding upon the Pledgors and their successors and permitted assigns, and shall be effective upon the Pledgee and each of its successor and assign.

9.3	The Pledgee may transfer or assign at any time all or any of its rights and obligations under the Business Agreement to the natural or legal person designated by the Pledgee. In this case, the assignee shall enjoy and undertake the rights and obligations of the Pledgee hereunder, as if the assignee is a Party hereto. When the Pledgee transfers its rights and obligations under the Business Agreements, at the request of the Pledge, the Pledgors shall execute the relevant contracts and/or documents relating thereto.

9.4	Upon the change of the Pledgee due to any assignment, the new parties to the pledge shall re-execute a pledge contract which is consistent with this Agreement.

10.	Termination

This Agreement shall terminate and the Pledgee shall cancel or rescind this Agreement within the earliest reasonable and practicable time after the consulting service fee, know-how license fee, domain name license fee and patent license fee under the Business Agreement are fully paid and AutoNavi Software will not undertake any obligations under the Business Agreements.

11.	Formality Fee and Other Expenses

11.1	All the costs and out-of-pocket expenses in connection with this Agreement, including but not limited to, legal cost, cost of production, stamp duty, and any other taxes and charges, shall be borne by the Pledgors. If the law requires the Pledgee to pay the relevant taxes, the Pledgors shall fully reimburse the Pledgee for such taxes paid by the Pledgee.

11.2	The Pledgors shall bear all the expenses (including but not limited to various taxes, formality fees, management fees, litigation fees, attorney’s fees, and various insurance premiums in connection with disposal of Pledge) incurred from the exercise by the Pledgee of recourse by any means or in any manners as a result of the failure of the Pledgors to pay any payable taxes, expenses in accordance with this Agreement or for other reasons.

12.	Force Majeure

12.1	In the event that any party hereto is delayed or prevented from performing its obligations under this Agreement due to the “event of force majeure”, the affected party shall not be liable for the failure to perform the obligations so delayed or prevented. An event of force majeure shall refer to any event that is beyond a party’s reasonable control and cannot be prevented with reasonable care of the affected party, including but not limited to acts of government, acts of nature, fire, explosion, geographical variation, storm, flood, earthquake, tide, lightning or war. However, any shortage of credit, capital or finance shall not be regarded as an event beyond the reasonable control of a party. The affected party seeking to be exempted from performing its obligations hereunder or under any provisions hereof shall promptly notify the other party of such exemption and inform the other party of the steps required in order to complete its performance.

12.2	The affected party is not required to bear any liabilities hereunder for the failure to perform such obligations as so prevented or delayed, and it may be exempted from performing its obligations hereunder to the extent delayed or prevented by the event of force majeure, provided that the affected party makes its reasonable and practical effort to perform this Agreement. After the reason for the exemption is remedied or corrected, the parties hereto agree to use their best efforts to resume performance of this Agreement.

13.	Dispute Resolution

13.1	This Agreement shall be governed by and construed in accordance with the PRC laws.

13.2	In case any dispute arises out of or in relation to the interpretation and performance of this Agreement, the parties shall first resolve such dispute in good faith through consultations. Should the dispute fail to be resolved through consultations, any party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration according to its then applicable arbitration rules. The arbitration proceedings shall take place in Beijing and shall be conducted in Chinese. The arbitral award shall be final and binding upon all parties hereto.

13.3	If any dispute arises from the interpretation and performance of this Agreement or any dispute is being arbitrated, the parties hereto shall continue to exercise their rights and perform their obligations hereunder other than the disputed matters.

14.	Notice

14.1	Notices for the purpose of exercising the rights and performing the obligations hereunder shall be made in writing and be delivered to the addresses of the parties stated at the beginning of this Agreement or such other addresses as may be notified in wiring from time to time. Notices delivered in person shall be effective only upon delivery. Notices sent by telex or facsimile shall be effective upon sending. If any notice is delivered on the date that is not a business day or after the close of business, the business day immediately following such day shall be deemed as the delivery date. The written form includes facsimile and telex.

15.	Effectiveness

15.1	Any amendments, supplements or modifications to this Agreement shall be in written form and become effective on the date when stamped and signed by the parties.

15.2	This Agreement is executed by Chinese in nine copies.

[The remainder is left blank intentionally]

Pledgee:	AutoNavi Information Technology Co., Ltd.
/seal/
Authorized Representative:	/s/ Cheng Congwu

Pledgors:

Hou Jun:	/s/ Hou Jun

Cheng Congwu:	/s/ Cheng Congwu

Liu Dan:	/s/ Liu Dan

Liu Peng:	/s/ Liu Peng

Yuan Jianjun:	/s/ Yuan Jianjun

Xianun:	/s/ Xiao Jun

Jiang Derong:	/s/ Jiang Derong

Ye Wenzhi:	/s/ Ye Wenzhi